Exhibit 99.1

FOR IMMEDIATE RELEASE

Media:    Debbie Mitchell
(614) 757-6225
debbie.mitchell@cardinalhealth.com

Investors:    Sally Curley
(614) 757-7115
sally.curley@cardinalhealth.com

CARDINAL HEALTH REPORTS FISCAL 2014 THIRD-QUARTER RESULTS

•	Non-GAAP operating earnings[1] decreased 3 percent to $561 million; increased 7 percent to $508 million on a GAAP basis

•	Non-GAAP diluted earnings per share from continuing operations decreased 16 percent to $1.01, or 9 percent to $0.91 on a GAAP basis

•	Year-to-date non-GAAP operating earnings up 6 percent to $1.7 billion, or 4 percent to $1.5 billion on a GAAP basis

•	FY14 guidance for non-GAAP diluted earnings per share from continuing operations of $3.75 - $3.85 reaffirmed
DUBLIN, Ohio, May 1, 2014 - Cardinal Health today reported fiscal year 2014 third-quarter revenue of $21.4 billion and non-GAAP diluted earnings per share from continuing operations (EPS) of $1.01. Non-GAAP operating earnings decreased 3 percent to $561 million, reflecting the continuing impact of the previously announced Walgreens contract expiration.
“Our organization delivered a solid third quarter to our fiscal 2014, completing a first nine months of strong financial performance and excellent progress on our strategic initiatives,” said George Barrett, chairman and chief executive officer of Cardinal Health. “During the recent period, we strengthened our medical preferred products program with the announcement of the acquisition of AccessClosure and enhanced our specialty solutions capabilities with the acquisition of Sonexus Health.”
The company reaffirmed its FY14 guidance for non-GAAP diluted earnings per share from continuing operations of $3.75 to $3.85.
Q3 FY14 SUMMARY

	Q3 FY14		Q3 FY13		Y/Y
Revenue	$21.4	billion	$24.6	billion	(13)%
Operating earnings	$508	million	$475	million	7%
Non-GAAP operating earnings	$561	million	$579	million	(3)%
Earnings from continuing operations	$315	million	$346	million	(9)%
Non-GAAP earnings from continuing operations	$349	million	$412	million	(15)%
Diluted EPS from continuing operations	$0.91		$1.00		(9)%
Non-GAAP diluted EPS from continuing operations	$1.01		$1.20		(16)%
This year and the prior-year third-quarter EPS each benefited from an unusual item. In the third quarter of fiscal year 2014, as previewed on the Q2 FY14 earnings conference call, GAAP and non-GAAP EPS benefited from a $0.06 per share gain related to the sale of minority equity interests in two investments. For the third quarter of fiscal year 2013, GAAP and non-GAAP EPS contained an $0.18 per share benefit from a tax settlement.
SEGMENT RESULTS
Pharmaceutical Segment
Revenue for the Pharmaceutical segment declined 15 percent to $18.8 billion, and segment profit decreased 9 percent to $452 million. The decline in both segment revenue and profit was the result of the impact of the expiration of the Walgreens contract. The decline in segment revenue was partially offset by sales growth from new and existing customers, and the decline in segment profit was partially offset by strong performance from generic programs.

	Q3 FY14		Q3 FY13		Y/Y
Revenue	$18.8	billion	$22.1	billion	(15)%
Segment profit	$452	million	$498	million	(9)%
Medical Segment
Revenue for the Medical segment was up 7 percent to $2.7 billion, driven by the home health platform, reflecting the March 2013 acquisition of AssuraMed. Segment profit increased 11 percent to $111 million, primarily driven by home health. The increase was partially offset by the effect of overall procedural volume softness and reductions in Presource kitting volumes.

	Q3 FY14		Q3 FY13		Y/Y
Revenue	$2.7	billion	$2.5	billion	7%
Segment profit	$111	million	$100	million	11%

Cardinal Health

ADDITIONAL THIRD-QUARTER AND RECENT HIGHLIGHTS

•
Cardinal Health confirms that the joint venture with CVS CareMark announced in December 2013, which will form the largest generic sourcing entity in the U.S., remains on track to be operational as soon as July 1, 2014. The U.S.-based joint venture will operate under the name Red Oak Sourcing, LLC, and will be located in Foxborough, Mass.

•
The company announced an agreement to acquire AccessClosure, a leading manufacturer and distributor of extravascular closure devices in the U.S., expanding the Cardinal Health portfolio of preferred products that meets industry’s increasing demand for high quality, cost-efficient solutions.

•
Cardinal Health enhanced its integrated services for biopharmaceutical manufacturers by acquiring privately held Sonexus Health, which offers a broad range of patient access, support and specialty commercialization services.

CONFERENCE CALL
Cardinal Health will host a webcast and conference call today at 8:30 a.m. Eastern to discuss third-quarter results. To access the call and corresponding slide presentation, go to the Investors page at cardinalhealth.com or dial 913.312.1517, using conference ID# 5117583.
There is no pre-registration for the call. Participants are advised to dial into the call at least 10 minutes prior to the start time.
Presentation slides and an audio replay will be archived on the Cardinal Health website after the conclusion of the conference call. The audio replay will also be available until May 8 by dialing 719.457.0820, passcode 5117583.
UPCOMING WEBCASTED INVESTOR EVENTS

•	Deutsche Bank Securities 39th Annual Health Care Conference at 9:20 a.m. local time on May 8 in Boston

•	Bank of America Merrill Lynch 2014 Health Care Conference at 8:40 a.m. local time on May 15 in Las Vegas

•	William Blair 34th Annual Growth Stock Conference at 2:00 p.m. local time on June 11 in Chicago
At these events, Cardinal Health executives will discuss the company’s diverse products and services, company performance and strategies for continued growth. To access more details and a live webcast of the events, go to the Investors page at cardinalhealth.com.
About Cardinal Health
Headquartered in Dublin, Ohio, Cardinal Health, Inc. (NYSE: CAH) is a $101 billion health care services company that improves the cost-effectiveness of health care. As the business behind health care, Cardinal Health helps pharmacies, hospitals, ambulatory surgery centers, clinical laboratories and physician offices focus on patient care while reducing costs, enhancing efficiency and improving quality. Cardinal Health is an essential link in the health care supply chain, providing pharmaceuticals and medical products and services to more than 100,000 locations each day and is also the industry-leading direct-to-home medical supplies distributor. The company is a leading manufacturer of medical and surgical products, including gloves, surgical apparel and fluid management products. In addition, the company operates the nation's largest network of radiopharmacies that dispense products to aid in the early diagnosis and treatment of disease. Ranked #19 on the Fortune 500, Cardinal Health employs 33,000 people worldwide. More information about the company may be found at www.cardinalhealth.com and @CardinalHealth on Twitter.

[1]
See the attached tables for definitions of the non-GAAP financial measures presented in this news release and reconciliations of the differences between the non-GAAP financial measures and their most directly comparable GAAP financial measures.

Cardinal Health uses its website as a channel of distribution for material company information. Important information, including news releases, investor presentations and financial information regarding Cardinal Health is routinely posted and accessible on the Investors page at cardinalhealth.com.
Cautions Concerning Forward-Looking Statements
This news release contains forward-looking statements addressing expectations, prospects, estimates and other matters that are dependent upon future events or developments. These statements may be identified by words such as "expect," "anticipate," "intend," "plan," "believe," "will," "should," "could," "would," "project," "continue," "likely," and similar expressions, and include statements reflecting future results or guidance, statements of outlook and expense accruals. These matters are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. These risks and uncertainties include competitive pressures in Cardinal Health's various lines of business; the ability to achieve the expected benefits from the generic sourcing joint venture with CVS Caremark; the frequency or rate of pharmaceutical price appreciation or deflation and the timing of generic and branded pharmaceutical introductions; the non-renewal, early termination or a default under one or more key customer or supplier arrangements or changes to the terms of or level of purchases under those arrangements; the ability to achieve the expected benefits from the AccessClosure and Sonexus Health acquisitions; uncertainties due to government health care reform including federal health care reform legislation; changes in the distribution patterns or reimbursement rates for health care products and services; and the effects of any investigation or action by any regulatory authority; changes in the cost of commodities such as oil-based resins, cotton, latex and diesel fuel. Cardinal Health is subject to additional risks and uncertainties described in Cardinal Health's Form 10-K, Form 10-Q and Form 8-K reports and exhibits to those reports. This news release reflects management's views as of May 1, 2014. Except to the extent required by applicable law, Cardinal Health undertakes no obligation to update or revise any forward-looking statement.

Schedule 1
Cardinal Health, Inc. and Subsidiaries
Condensed Consolidated Statements of Earnings (Unaudited)

	Third Quarter
(in millions, except per common share amounts)	2014	2013	% Change
Revenue	$21,427	$24,552	(13)%
Cost of products sold	20,130	23,261	(13)%
Gross margin	1,297	1,291	—%

Operating expenses:
Distribution, selling, general and administrative expenses	736	712	3%
Restructuring and employee severance	5	33	N.M.
Amortization and other acquisition-related costs	56	53	N.M.
Impairments and loss on disposal of assets	—	21	N.M.
Litigation (recoveries)/charges, net	(8)	(3)	N.M.
Operating earnings	508	475	7%

Other income, net	(33)	(6)	N.M.
Interest expense, net	34	34	—%
Earnings before income taxes and discontinued operations	507	447	14%

Provision for income taxes	192	101	90%
Earnings from continuing operations	315	346	(9)%

Loss from discontinued operations, net of tax	—	(1)	N.M.
Net earnings	$315	$345	(9)%

Basic earnings per common share:
Continuing operations	$0.92	$1.01	(9)%
Discontinued operations	—	—	N.M.
Net basic earnings per common share	$0.92	$1.01	(9)%

Diluted earnings per common share:
Continuing operations	$0.91	$1.00	(9)%
Discontinued operations	—	—	N.M.
Net diluted earnings per common share	$0.91	$1.00	(9)%

Weighted-average number of common shares outstanding:
Basic	342	341
Diluted	347	345

Schedule 2
Cardinal Health, Inc. and Subsidiaries
Condensed Consolidated Statements of Earnings (Unaudited)

	Year-to-Date
(in millions, except per common share amounts)	2014	2013	% Change
Revenue	$68,190	$75,673	(10)%
Cost of products sold	64,285	72,000	(11)%
Gross margin	3,905	3,673	6%

Operating expenses:
Distribution, selling, general and administrative expenses	2,233	2,099	6%
Restructuring and employee severance	25	39	N.M.
Amortization and other acquisition-related costs	160	106	N.M.
Impairments and loss on disposal of assets	10	27	N.M.
Litigation (recoveries)/charges, net	(21)	(37)	N.M.
Operating earnings	1,498	1,439	4%

Other income, net	(43)	(17)	N.M.
Interest expense, net	100	87	15%
Earnings before income taxes and discontinued operations	1,441	1,369	5%

Provision for income taxes	512	448	14%
Earnings from continuing operations	929	921	1%

Earnings/(loss) from discontinued operations, net of tax	3	(1)	N.M.
Net earnings	$932	$920	1%

Basic earnings per common share:
Continuing operations	$2.72	$2.70	1%
Discontinued operations	0.01	—	N.M.
Net basic earnings per common share	$2.73	$2.70	1%

Diluted earnings/(loss) per common share:
Continuing operations	$2.69	$2.68	—%
Discontinued operations	0.01	(0.01)	N.M.
Net diluted earnings per common share	$2.70	$2.67	1%

Weighted-average number of common shares outstanding:
Basic	341	341
Diluted	346	344

Schedule 3
Cardinal Health, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets

(in millions)	March 31, 2014	June 30, 2013
	(Unaudited)
Assets
Current assets:
Cash and equivalents	$3,041	$1,901
Trade receivables, net	4,812	6,304
Inventories, net	8,030	8,373
Prepaid expenses and other	1,053	1,192
Total current assets	16,936	17,770

Property and equipment, net	1,404	1,489
Goodwill and other intangibles, net	5,593	5,574
Other assets	768	986
Total assets	$24,701	$25,819

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$10,919	$12,295
Current portion of long-term obligations and other short-term borrowings	241	168
Other accrued liabilities	1,987	2,127
Total current liabilities	13,147	14,590

Long-term obligations, less current portion	3,679	3,686
Deferred income taxes and other liabilities	1,343	1,568
Total shareholders’ equity	6,532	5,975
Total liabilities and shareholders’ equity	$24,701	$25,819

Schedule 4
Cardinal Health, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)

	Third Quarter		Year-to-Date
(in millions)	2014	2013	2014	2013
Cash flows from operating activities:
Net earnings	$315	$345	$932	$920
(Earnings)/loss from discontinued operations, net of tax	—	1	(3)	1
Earnings from continuing operations	315	346	929	921

Adjustments to reconcile earnings from continuing operations to net cash provided by operating activities:
Depreciation and amortization	110	99	344	275
Gain on sale of investments	(32)	—	(32)	—
Impairments and loss on disposal of assets	—	21	10	27
Share-based compensation	24	22	72	68
Provision for bad debts	2	9	31	18
Change in operating assets and liabilities, net of effects from acquisitions:
Decrease/(increase) in trade receivables	53	(147)	1,473	81
Decrease/(increase) in inventories	450	193	350	(343)
Increase/(decrease) in accounts payable	(304)	183	(1,392)	214
Other accrued liabilities and operating items, net	202	263	23	166
Net cash provided by operating activities	820	989	1,808	1,427

Cash flows from investing activities:
Acquisition of subsidiaries, net of cash acquired	(118)	(2,093)	(168)	(2,219)
Additions to property and equipment	(48)	(41)	(138)	(103)
Purchase of other investments	(27)	(6)	(27)	(6)
Proceeds from sale of other investments	47	—	47	—
Proceeds from maturities of held-to-maturity securities	—	—	—	71
Net cash used in investing activities	(146)	(2,140)	(286)	(2,257)

Cash flows from financing activities:
Net change in short-term borrowings	(8)	(28)	65	(11)
Reduction of long-term obligations	—	—	(1)	(6)
Proceeds from long-term obligations, net of issuance costs	—	1,286	—	1,286
Net proceeds from issuance of common shares	80	37	219	63
Tax proceeds/(disbursements) from share-based compensation	(3)	(1)	36	(13)
Dividends on common shares	(104)	(93)	(312)	(258)
Purchase of treasury shares	(339)	—	(389)	(200)
Net cash provided by/(used in) financing activities	(374)	1,201	(382)	861

Net increase in cash and equivalents	300	50	1,140	31
Cash and equivalents at beginning of period	2,741	2,255	1,901	2,274
Cash and equivalents at end of period	$3,041	2,305	$3,041	$2,305

Schedule 5
Cardinal Health, Inc. and Subsidiaries
Total Company Business Analysis

			Non-GAAP
	Third Quarter		Third Quarter
(in millions)	2014	2013	2014	2013
Revenue
Amount	$21,427	$24,552
Growth rate	(13)%	(9)%

Operating earnings
Amount	$508	$475	$561	$579
Growth rate	7%	(10)%	(3)%	11%

Earnings from continuing operations
Amount	$315	$346	$349	$412
Growth rate	(9)%	4%	(15)%	26%

			Non-GAAP
	Year-to-Date		Year-to-Date
(in millions)	2014	2013	2014	2013
Revenue
Amount	$68,190	$75,673
Growth rate	(10)%	(6)%

Operating earnings
Amount	$1,498	$1,439	$1,672	$1,574
Growth rate	4%	4%	6%	9%

Earnings from continuing operations
Amount	$929	$921	$1,040	$1,010
Growth rate	1%	10%	3%	17%
Refer to the GAAP/Non-GAAP reconciliation for definitions and calculations supporting the Non-GAAP balances.

Schedule 6
Cardinal Health, Inc. and Subsidiaries
Segment Business Analysis

	Third Quarter			Third Quarter
(in millions)	2014	2013	(in millions)	2014	2013
Pharmaceutical			Medical

Revenue			Revenue
Amount	$18,762	$22,070	Amount	$2,657	$2,484
Growth rate	(15)%	(10)%	Growth rate	7%	3%
Mix	88%	90%	Mix	12%	10%

Segment profit			Segment profit
Amount	$452	$498	Amount	$111	$100
Growth rate	(9)%	12%	Growth rate	11%	12%
Mix	80%	83%	Mix	20%	17%
Segment profit margin	2.41%	2.26%	Segment profit margin	4.16%	4.01%
Refer to definitions for an explanation of calculations.
Total consolidated revenue for the three months ended March 31, 2014 was $21,427 million, which included total segment revenue of $21,419 million and Corporate revenue of $8 million. Total consolidated revenue for the three months ended March 31, 2013 was $24,552 million, which included total segment revenue of $24,554 million and Corporate revenue of $(2) million. Corporate revenue consists primarily of elimination of inter-segment revenue and other revenue not allocated to the segments.
Total consolidated operating earnings for the three months ended March 31, 2014 were $508 million, which included total segment profit of $563 million and Corporate costs of $(55) million. Total consolidated operating earnings for the three months ended March 31, 2013 were $475 million, which included total segment profit of $598 million and Corporate costs of $(123) million. Corporate includes, among other things, restructuring and employee severance, amortization and other acquisition-related costs, impairments and loss on disposal of assets, litigation (recoveries)/charges, net and certain investment spending that are not allocated to the segments.

Schedule 7
Cardinal Health, Inc. and Subsidiaries
Segment Business Analysis

	Year-to-Date			Year-to-Date
(in millions)	2014	2013	(in millions)	2014	2013
Pharmaceutical			Medical

Revenue			Revenue
Amount	$60,018	$68,314	Amount	$8,168	$7,363
Growth rate	(12)%	(7)%	Growth rate	11%	2%
Mix	88%	90%	Mix	12%	10%

Segment profit			Segment profit
Amount	$1,368	$1,339	Amount	$348	$268
Growth rate	2%	11%	Growth rate	30%	6%
Mix	80%	83%	Mix	20%	17%
Segment profit margin	2.28%	1.96%	Segment profit margin	4.26%	3.63%
Refer to definitions for an explanation of calculations.
Total consolidated revenue for the nine months ended March 31, 2014 was $68,190 million, which included total segment revenue of $68,186 million and Corporate revenue of $4 million. Total consolidated revenue for the nine months ended March 31, 2013 was $75,673 million, which included total segment revenue of $75,677 million and Corporate revenue of $(4) million. Corporate revenue consists primarily of elimination of inter-segment revenue and other revenue not allocated to the segments.
Total consolidated operating earnings for the nine months ended March 31, 2014 were $1,498 million, which included total segment profit of $1,716 million and Corporate costs of $(218) million. Total consolidated operating earnings for the nine months ended March 31, 2013 were $1,439 million, which included total segment profit of $1,607 million and Corporate costs of $(168) million. Corporate includes, among other things, restructuring and employee severance, amortization and other acquisition-related costs, impairments and loss on disposal of assets, litigation (recoveries)/charges, net and certain investment spending that are not allocated to the segments.

Schedule 8
Cardinal Health, Inc. and Subsidiaries
Schedule of Notable Items

	Third Quarter		Year-to-Date
(in millions, except per common share amounts)	2014	2013	2014	2013
Restructuring and employee severance	$(5)	$(33)	$(25)	$(39)
Tax benefit	2	12	9	15
Restructuring and employee severance, net of tax	$(3)	$(21)	$(16)	$(24)

Decrease to diluted EPS from continuing operations	$(0.01)	$(0.06)	$(0.05)	$(0.07)

Amortization and Other Acquisition-Related Costs
Amortization of acquisition-related intangible assets	$(46)	$(26)	$(138)	$(69)
Tax benefit	17	10	50	25
Amortization of acquisition-related intangible assets, net of tax	$(29)	$(16)	$(88)	$(44)

Decrease to diluted EPS from continuing operations	$(0.08)	$(0.05)	$(0.25)	$(0.13)

Other acquisition-related costs	$(9)	$(26)	$(23)	$(37)
Tax benefit	3	10	8	13
Other acquisition-related costs, net of tax	$(6)	$(16)	$(15)	$(24)

Decrease to diluted EPS from continuing operations	$(0.02)	$(0.05)	$(0.04)	$(0.07)

Total amortization and other acquisition-related costs[1]	$(56)	$(53)	$(160)	$(106)
Tax benefit[1]	20	20	58	38
Total amortization and other acquisition-related costs, net of tax[1]	$(36)	$(33)	$(102)	$(68)

Decrease to diluted EPS from continuing operations[1]	$(0.10)	$(0.10)	$(0.30)	$(0.20)

Impairments and loss on disposal of assets	$—	$(21)	$(10)	$(27)
Tax benefit	—	6	4	7
Impairments and loss on disposal of assets, net of tax	$—	$(15)	$(6)	$(20)

Decrease to diluted EPS from continuing operations	$—	$(0.04)	$(0.02)	$(0.06)

Litigation recoveries/(charges), net	$8	$3	$21	$37
Tax expense	(3)	(1)	(8)	(14)
Litigation recoveries/(charges), net, net of tax	$5	$2	$13	$23

Increase to diluted EPS from continuing operations	$0.01	$—	$0.04	$0.06

Weighted-average number of diluted shares outstanding	347	345	346	344

[1]	The sum of the components may not equal the total due to rounding.
We apply varying tax rates depending on the item's nature and tax jurisdiction where it is incurred.

Schedule 9
Cardinal Health, Inc. and Subsidiaries
Asset Management Analysis

	Third Quarter		Year-to-Date
	2014	2013	2014	2013
Days sales outstanding	20.2	23.5
Days inventory on hand	28.7	27.5
Days payable outstanding	39.0	39.8
Net working capital days	9.9	11.2

Debt to total capital	38%	38%
Net debt to capital	12%	21%

Return on equity	19.2%	20.7%	19.6%	18.9%
Non-GAAP return on equity	21.3%	24.7%	21.9%	20.8%

Effective tax rate from continuing operations[1]	38.0%	22.7%	35.5%	32.7%
Non-GAAP effective tax rate from continuing operations[1]	37.7%	25.1%	35.6%	32.8%

[1]
The revaluation of the deferred tax liability and related interest on unrepatriated foreign earnings as a result of an agreement with tax authorities reduced, for fiscal 2013 third quarter, both the effective tax rate from continuing operations and non-GAAP effective tax rate from continuing operations by 14.2 and 11.6 percentage points, respectively. The fiscal 2013 third quarter non-GAAP effective tax rate from continuing operations, excluding the impact of the tax settlement, would have been 36.7%.

The sum of the components may not equal the total due to rounding.
Refer to the GAAP/Non-GAAP reconciliation for definitions and calculations supporting the Non-GAAP balances. Refer to DSO, DIOH and DPO for definitions and calculations.

Schedule 10
Cardinal Health, Inc. and Subsidiaries
GAAP / Non-GAAP Reconciliation

	Third Quarter 2014
		Operating	Earnings Before	Provision	Earnings	Earnings from	Diluted EPS	Diluted EPS
		Earnings	Income Taxes	for	from	Continuing	from	from Continuing
	Operating	Growth	and Discontinued	Income	Continuing	Operations	Continuing	Operations
(in millions, except per common share amounts)	Earnings	Rate	Operations	Taxes	Operations	Growth Rate	Operations	Growth Rate
GAAP	$508	7%	$507	$192	$315	(9)%	$0.91	(9)%
Restructuring and employee severance	5		5	2	3		0.01
Amortization and other acquisition-related costs	56		56	20	36		0.10
Impairments and loss on disposal of assets	—		—	—	—		—
Litigation (recoveries)/charges, net	(8)		(8)	(3)	(5)		(0.01)
Non-GAAP	$561	(3)%	$560	$211	$349	(15)%	$1.01	(16)%

	Third Quarter 2013
GAAP	$475	(10)%	$447	$101	$346	4%	$1.00	5%
Restructuring and employee severance	33		33	12	21		0.06
Amortization and other acquisition-related costs	53		53	20	33		0.10
Impairments and loss on disposal of assets	21		21	6	15		0.04
Litigation (recoveries)/charges, net	(3)		(3)	(1)	(2)		—
Non-GAAP	$579	11%	$551	$138	$412	26%	$1.20	28%

	Year-to-Date 2014
		Operating	Earnings Before	Provision	Earnings	Earnings from	Diluted EPS	Diluted EPS
		Earnings	Income Taxes	for	from	Continuing	from	from Continuing
	Operating	Growth	and Discontinued	Income	Continuing	Operations	Continuing	Operations
(in millions, except per common share amounts)	Earnings	Rate	Operations	Taxes	Operations	Growth Rate	Operations	Growth Rate
GAAP	$1,498	4%	$1,441	$512	$929	1%	$2.69	—%
Restructuring and employee severance	25		25	9	16		0.05
Amortization and other acquisition-related costs	160		160	58	102		0.30
Impairments and loss on disposal of assets	10		10	4	6		0.02
Litigation (recoveries)/charges, net	(21)		(21)	(8)	(13)		(0.04)
Non-GAAP	$1,672	6%	$1,615	$575	$1,040	3%	$3.01	2%

	Year-to-Date 2013
GAAP	$1,439	4%	$1,369	$448	$921	10%	$2.68	12%
Restructuring and employee severance	39		39	15	24		0.07
Amortization and other acquisition-related costs	106		106	38	68		0.20
Impairments and loss on disposal of assets	27		27	7	20		0.06
Litigation (recoveries)/charges, net	(37)		(37)	(14)	(23)		(0.06)
Non-GAAP	$1,574	9%	$1,504	$494	$1,010	17%	$2.94	19%
The sum of the components may not equal the total due to rounding.
We apply varying tax rates depending on the item's nature and tax jurisdiction where it is incurred.

Schedule 11
Cardinal Health, Inc. and Subsidiaries
GAAP / Non-GAAP Reconciliation

	Third Quarter
(in millions)	2014		2013
GAAP return on equity	19.2%		20.7%

Non-GAAP return on equity
Net earnings	$315		$345
Restructuring and employee severance, net of tax, in continuing operations	3		21
Amortization and other acquisition-related costs, net of tax, in continuing operations	36		33
Impairments and loss on disposal of assets, net of tax, in continuing operations	—		15
Litigation (recoveries)/charges, net, net of tax, in continuing operations	(5)		(2)
Adjusted net earnings	$349		$412
Annualized	$1,396		$1,648

	Third	Second	Third	Second
	Quarter	Quarter	Quarter	Quarter
	2014	2014	2013	2013
Total shareholders' equity	$6,532	$6,589	$6,830	$6,542
Divided by average shareholders' equity	$6,560		$6,686
Non-GAAP return on equity	21.3%		24.7%
We apply varying tax rates depending on the item's nature and tax jurisdiction where it is incurred.

Schedule 12
Cardinal Health, Inc. and Subsidiaries
GAAP / Non-GAAP Reconciliation

	Year-to-Date
(in millions)	2014				2013
GAAP return on equity	19.6%				18.9%

Non-GAAP return on equity
Net earnings	$932				$920
Restructuring and employee severance, net of tax, in continuing operations	16				24
Amortization and other acquisition-related costs, net of tax, in continuing operations	102				68
Impairments and loss on disposal of assets, net of tax, in continuing operations	6				20
Litigation (recoveries)/charges, net, net of tax, in continuing operations	(13)				(23)
Adjusted net earnings	$1,043				$1,009
Annualized	$1,391				$1,345

	Third	Second	First	Fourth	Third	Second	First	Fourth
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter
	2014	2014	2014	2013	2013	2013	2013	2012
Total shareholders' equity	$6,532	$6,589	$6,297	$5,975	$6,830	$6,542	$6,281	$6,244
Divided by average shareholders' equity	$6,348				$6,474
Non-GAAP return on equity	21.9%				20.8%
We apply varying tax rates depending on the item's nature and tax jurisdiction where it is incurred.

Schedule 13
Cardinal Health, Inc. and Subsidiaries
GAAP / Non-GAAP Reconciliation

	Third Quarter		Year-to-Date
(in millions)	2014	2013	2014	2013
GAAP effective tax rate from continuing operations[1]	38.0%	22.7%	35.5%	32.7%

Non-GAAP effective tax rate from continuing operations
Earnings before income taxes and discontinued operations	$507	$447	$1,441	$1,369
Restructuring and employee severance	5	33	25	39
Amortization and other acquisition-related costs	56	53	160	106
Impairments and loss on disposal of assets	—	21	10	27
Litigation (recoveries)/charges, net	(8)	(3)	(21)	(37)
Adjusted earnings before income taxes and discontinued operations	$560	$551	$1,615	$1,504

Provision for income taxes	$192	$101	$512	$448
Restructuring and employee severance tax benefit	2	12	9	15
Amortization and other acquisition-related costs tax benefit	20	20	58	38
Impairments and loss on disposal of assets tax benefit	—	6	4	7
Litigation (recoveries)/charges, net tax expense	(3)	(1)	(8)	(14)
Adjusted provision for income taxes	$211	$138	$575	$494

Non-GAAP effective tax rate from continuing operations[1]	37.7%	25.1%	35.6%	32.8%

	Third Quarter
	2014	2013
Debt to total capital	38%	38%

Net debt to capital
Current portion of long-term obligations and other short-term borrowings	$241	$446
Long-term obligations, less current portion	3,679	3,714
Debt	$3,920	$4,160
Cash and equivalents	(3,041)	(2,305)
Net debt	$879	$1,855
Total shareholders' equity	6,532	6,830
Capital	$7,411	$8,685
Net debt to capital	12%	21%

[1]
The revaluation of the deferred tax liability and related interest on unrepatriated foreign earnings as a result of an agreement with tax authorities reduced, for fiscal 2013 third quarter, both the effective tax rate from continuing operations and non-GAAP effective tax rate from continuing operations by 14.2 and 11.6 percentage points, respectively. The fiscal 2013 third quarter non-GAAP effective tax rate from continuing operations, excluding the impact of the tax settlement, would have been 36.7%.

We apply varying tax rates depending on the item's nature and tax jurisdiction where it is incurred.
Forward-Looking Non-GAAP Financial Measures
We present non-GAAP earnings from continuing operations and non-GAAP effective tax rate from continuing operations (and presentations derived from these financial measures, including per share calculations) on a forward-looking basis. The most directly comparable forward-looking GAAP measures are earnings from continuing operations and effective tax rate from continuing operations. We are unable to provide a quantitative reconciliation of these forward-looking non-GAAP measures to the most directly comparable forward-looking GAAP measures because we cannot reliably forecast restructuring and employee severance, amortization and other acquisition-related costs, impairments and loss on disposal of assets and litigation (recoveries)/charges, net, which are difficult to predict and estimate and are primarily dependent on future events. Please note that the unavailable reconciling items could significantly impact our future financial results.

Schedule 14
Cardinal Health, Inc. and Subsidiaries

	Third Quarter
(in millions)	2014	2013
Days sales outstanding	20.2	23.5

Days inventory on hand
Inventories, net	$8,030	$8,328

Cost of products sold	$20,130	$23,261
Chargeback billings	5,081	3,974
Adjusted cost of products sold	$25,211	$27,235
Adjusted cost of products sold divided by 90 days	$280	$303
Days inventory on hand	28.7	27.5

Days payable outstanding
Accounts payable	$10,919	$12,049

Cost of products sold	$20,130	$23,261
Chargeback billings	5,081	3,974
Adjusted cost of products sold	$25,211	$27,235
Adjusted cost of products sold divided by 90 days	$280	$303
Days payable outstanding	39.0	39.8

Net working capital days	9.9	11.2
The sum of the components may not equal the total due to rounding.
Days Sales Outstanding: trade receivables, net divided by (quarterly revenue divided by 90 days).
Days Inventory on Hand: inventories, net divided by ((quarterly cost of products sold plus chargeback billings) divided by 90 days). Chargeback billings are the difference between a product’s wholesale acquisition cost and the contract price.
Days Payable Outstanding: accounts payable divided by ((quarterly cost of products sold plus chargeback billings) divided by 90 days).
Net Working Capital Days: days sales outstanding plus days inventory on hand less days payable outstanding.

Cardinal Health, Inc. and Subsidiaries

Use of Non-GAAP Measures
This earnings release contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). In general, the measures exclude items and charges that (i) management does not believe reflect Cardinal Health, Inc.'s (the "Company") core business and relate more to strategic, multi-year corporate activities; or (ii) relate to activities or actions that may have occurred over multiple or in prior periods without predictable trends. Management uses these non-GAAP financial measures internally to evaluate the Company’s performance, evaluate the balance sheet, engage in financial and operational planning and determine incentive compensation.
Management provides these non-GAAP financial measures to investors as supplemental metrics to assist readers in assessing the effects of items and events on its financial and operating results and in comparing the Company’s performance to that of its competitors. However, the non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.
The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements set forth above should be carefully evaluated.
Definitions
Debt: long-term obligations plus short-term borrowings.
Debt to Total Capital: debt divided by (debt plus total shareholders’ equity).
Net Debt: a Non-GAAP measure defined as debt minus (cash and equivalents).
Net Debt to Capital: a Non-GAAP measure defined as net debt divided by (net debt plus total shareholders’ equity).
Non-GAAP Diluted EPS from Continuing Operations: non-GAAP earnings from continuing operations divided by diluted weighted-average shares outstanding.
Non-GAAP Earnings from Continuing Operations: earnings from continuing operations excluding (1) restructuring and employee severance1, (2) amortization and other acquisition-related costs2, (3) impairments and loss on disposal of assets3 and (4) litigation (recoveries)/charges, net4, each net of tax.
Non-GAAP Effective Tax Rate from Continuing Operations: (provision for income taxes adjusted for (1) restructuring and employee severance, (2) amortization and other acquisition-related costs, (3) impairments and loss on disposal of assets and (4) litigation (recoveries)/charges, net) divided by (earnings before income taxes and discontinued operations adjusted for the same four items).
Non-GAAP Operating Earnings: operating earnings excluding (1) restructuring and employee severance, (2) amortization and other acquisition-related costs, (3) impairments and loss on disposal of assets and (4) litigation (recoveries)/charges, net.
Non-GAAP Return on Equity: (annualized net earnings excluding (1) restructuring and employee severance, (2) amortization and other acquisition-related costs, (3) impairments and loss on disposal of assets and (4) litigation (recoveries)/charges, net, each net of tax) and divided by average shareholders’ equity.
Return on Equity: annualized net earnings divided by average shareholders’ equity.
Revenue Mix: segment revenue divided by total segment revenue for all segments.
Segment Profit: segment revenue minus (segment cost of products sold and segment distribution, selling, general and administrative expenses).
Segment Profit Margin: segment profit divided by segment revenue.
Segment Profit Mix: segment profit divided by total segment profit for all segments.

[1]
Programs whereby the Company fundamentally changes its operations such as closing and consolidating facilities, moving manufacturing of a product to another location, production or business process sourcing, employee severance (including rationalizing headcount or other significant changes in personnel) and realigning operations (including substantial realignment of the management structure of a business unit in response to changing market conditions).

[2]	Costs that consist primarily of amortization of acquisition-related intangible assets, transaction costs, integration costs and changes in the fair value of contingent consideration obligations.

[3]
Asset impairments and losses from the disposal of assets not eligible to be classified as discontinued operations are classified within impairments and loss on disposal of assets within the condensed consolidated statements of earnings.

[4]	Loss contingencies related to litigation and regulatory matters and income from favorable resolution of legal matters.